TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS





        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We have previously issued our report, accompanying the financial statement, incorporated herein by reference of the Registrant in its previously filed S-1 Registration Statement. Our report covered the consolidated balance sheet of Aqua Clara Bottling and Distribution, Inc. and a subsidiary as of April 1, 2000 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows of the years ended April 1, 2000 and April 3, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission by the Registrant.



                         /s/Tedder, James, Worden & Associates, P.A.


                         TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.


                         CERTIFIED PUBLIC ACCOUNTANTS
                         Orlando, Florida